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                                                                      EXHIBIT 12





                  MERRILL LYNCH & CO., INC. AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (Dollars In Thousands)



                                                    For the Three Months
                                                           Ended
                                                  -------------------------
                                                   March 31,      April 1,
                                                     1995           1994
                                                  ----------     ----------

Pretax earnings from continuing operations...     $  378,792     $  652,208

Deduct equity in undistributed net earnings
  of unconsolidated subsidiaries..............             -         (3,048)
                                                  ----------     ----------

Total pretax earnings from continuing
  operations..................................       378,792        649,160
                                                  ----------     ----------

Add:  Fixed Charges(A)

        Interest.............................      2,781,009      1,899,427

        Amortization of debt expense.........            709            797
                                                  ----------     ----------

      Total interest.........................      2,781,718      1,900,224

      Interest factor in rents...............         32,355         33,564
                                                  ----------     ----------

Total fixed charges..........................      2,814,073      1,933,788
                                                  ----------     ----------

Pretax earnings before fixed charges.........     $3,192,865     $2,582,948
                                                  ==========     ==========

Ratio of earnings to fixed charges...........           1.13           1.34
                                                  ==========     ==========


(A)  There was no capitalized interest for the 1995 and 1994 first quarters.